                                                Registration No. _______________

- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                      THE REYNOLDS AND REYNOLDS COMPANY
            (Exact name of registrant as specified in its charter)


            OHIO                                          31-0421120
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


                 115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
             (Address of Principal Executive Offices) (Zip code)


                      THE REYNOLDS AND REYNOLDS COMPANY
                           STOCK OPTION PLAN - 1989
                           (Full title of the Plan)


                            ADAM M. LUTYNSKI, ESQ.
                        GENERAL COUNSEL AND SECRETARY
                      THE REYNOLDS AND REYNOLDS COMPANY
                 115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
                   (Name and address of agent for service)


Telephone number, including area code, of agent for service: (513)443-2000

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

- --------------------------------------------------------------------------------

                                   Proposed         Proposed
Title of                           maximum          maximum
securities        Amount           offering         aggregate        Amount of
to be             to be            price            offering         registra-
registered        registered       per share*       price*           tion fee*
- ----------        ----------       ----------       ------           ---------

Class A           2,423,520         $25.25        $61,193,880       $21,101.30
Common
Shares
$.625 par
value

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        *Pursuant to Rule 457(h), the registration fee is computed upon the basis of the average of the high and low prices of the Class A Common Shares, $0.625 par value, on the New York Stock Exchange Composite Index on October 13, 1994 as reported in THE WALL STREET JOURNAL.

        The contents of Registration Statement Number 33-65374 on Form S-8, file number 1-10147, are hereby incorporated by reference.

                                   PART II
                                   -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
- -------

         The following documents are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K (including financial statements together with the report of independent certified public accountants thereon) for the fiscal year ended September 30, 1993 (File Number 0-132).

         (b)(1) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1993 (File Number 0-132).

         (b)(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994 (File Number 0-132).

         (b)(3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994 (File Number 0-132).

         (c)(1) The "Description of Registrant's Securities to be Registered" on pages 2 and 3 of the Company's Registration Statement on Form 8-A which became effective on January 12, 1989 (File
                 No. 1-10147).

         (c)(2) The "Description of Registrant's Securities to be Registered" on pages 2 through 6 of the Company's Registration Statement on Form 8-A which was filed on May 8, 1991 (File No. 1-10147).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
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         See Exhibit Index on Page 5.




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                                  SIGNATURES
                                  ----------

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on October 17, 1994.

                      THE REYNOLDS AND REYNOLDS COMPANY


                      By /s/ DAVID R. HOLMES
                         ---------------------------------------
                         David R. Holmes, Chairman of the Board,
                         President and Chief Executive Officer
                         (Principal Executive Officer)

                              POWER OF ATTORNEY
                              -----------------

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Holmes and Adam M. Lutynski, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virture herof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.


/S/ DAVID R. HOLMES

- ----------------------------------------------------------      October 17, 1994
David R. Holmes, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director


/S/ DALE L. MEDFORD

- ----------------------------------------------------------      October 17, 1994
Dale L. Medford, Vice President, Corporate Finance and Chief Financial Officer (Principal Financial and Accounting Officer) and Director


/S/ JOSEPH N. BAUSMAN

- ----------------------------------------------------------      October 17, 1994
Joseph N. Bausman, President, Computer Systems Division and Director


/S/ DR. DAVID E. FRY

- ----------------------------------------------------------      October 17, 1994
Dr. David E. Fry, Director


/S/ RICHARD H. GRANT, JR.

- ----------------------------------------------------------      October 17, 1994
Richard H. Grant, Jr. Chariman of the Steering Committee and Director


/S/ RICHARD H. GRANT, III

- ----------------------------------------------------------      October 17, 1994
Richard H. Grant, III, Senior Vice President International,
Computer Systems Division and Director




                                                                             3
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/S/ ROBERT C. NEVIN

- ----------------------------------------------------------      October 17, 1994
Robert C. Nevin, President, Business Forms Division and Director


/S/ GAYLE B. PRICE, JR.

- ----------------------------------------------------------      October 17, 1994
Gayle B. Price, Jr., Director


/S/ WILLIAM H. SEALL

- ----------------------------------------------------------      October 17, 1994
William H. Seall, Director


/S/ KENNETH W. THIELE

- ----------------------------------------------------------      October 17, 1994
Kenneth W. Thiele, Director


/S/ MARTIN D. WALKER

- ----------------------------------------------------------      October 17, 1994
Martin D. Walker, Director








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                                EXHIBIT INDEX
                                -------------

Document
- --------

(5) Opinion of Coolidge, Wall, Womsley & Lombard regarding legality of securities*


(15)         Letter in lieu of Consent by Deloitte & Touche LLP*


(23) (a)     Consent of Deloitte & Touche LLP, Independent Public Accountants*


(23) (b) Consent of Coolidge, Wall, Womsley & Lombard (incorporated by reference to Exhibit 5 hereto)





* Filed herein




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